UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 31, 2020

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55775	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 7.01 Regulation FD Disclosure.

On April 3, 2020, Griffin-American Healthcare REIT IV, Inc. (the “Company”) issued a letter to its stockholders announcing an estimated per share net asset value (“NAV”) of the Company’s Class T and Class I common stock of $9.54, updates to the Company’s distribution reinvestment plan, as amended (“DRIP”), and Share Repurchase Plan (“SRP”), as well as important news regarding the Company’s response to the novel coronavirus (“COVID-19”) pandemic, as discussed in greater detail in Item 8.01 of this Current Report on Form 8-K below. A copy of the letter to stockholders, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), unless it is specifically incorporated by reference therein.

Item 8.01 Other Events.

ESTIMATED PER SHARE NAV

On April 2, 2020, the Company’s board of directors (the “Board”), at the recommendation of the Audit Committee of the Board (the “Committee”), which Committee is comprised solely of independent directors, unanimously approved and established an estimated per share NAV of the Company’s Class T and Class I common stock of $9.54. The estimated per share NAV is based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities, divided by the number of shares of Class T and Class I common stock outstanding on a fully diluted basis, calculated as of December 31, 2019. The Company is providing this estimated per share NAV to assist broker-dealers in connection with their obligations under Financial Industry Regulatory Authority (“FINRA”) Rule 2231, with respect to customer account statements. This valuation was performed in accordance with the methodology provided in Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Institute for Portfolio Alternatives (“IPA”) in April 2013 (the “IPA Valuation Guidelines”), in addition to guidance from the United States Securities and Exchange Commission (“SEC”). The valuation is calculated as of December 31, 2019, prior to the emergence of COVID-19 in the United States. The Company is continuously monitoring the impact the COVID-19 pandemic is having on the Company’s business, residents, tenants and operating partners, and on the United States and global economies. The impact of the COVID-19 pandemic on the value of the Company’s assets may be significant and will largely depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 pandemic, the success of actions taken to contain or treat COVID-19, and reactions by consumers, companies, governmental entities and capital markets. Therefore, although the Company intends to publish an updated estimated per share NAV on an annual basis, the Company may be required to reevaluate the estimated per share NAV sooner if the COVID-19 pandemic has a material adverse impact on the Company, its tenants, its operators or its assets. The estimated per share NAV of the Company’s Class T and Class I common stock of $9.54 is the same estimated per share NAV previously determined by the Board and calculated as of December 31, 2018.

Background

The Committee, pursuant to authority delegated by the Board, was responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodology used to determine the estimated per share NAV of the Company’s common stock, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices and the reasonableness of the assumptions used in the valuations and appraisals.

In determining the estimated per share NAV, the Committee and the Board considered information and analysis, including valuation materials that were provided by Jones Lang LaSalle Securities, LLC (“JLLS”), an independent FINRA registered broker-dealer firm that specializes in providing valuations, capital markets, corporate finance and real estate financial services, and information from Griffin-American Healthcare REIT IV Advisor, LLC, the Company’s external advisor (the “Advisor”), including the Advisor’s current views on the potential impact of the COVID-19 pandemic on the Company, its residents, its tenants, its operators and its assets. The engagement of JLLS was approved by the Committee. JLLS engaged JLL Valuation & Advisory Services, LLC (“JLL Valuation & Advisory Services”), an affiliate of JLLS that conducts appraisals and valuations of real properties, to perform cash flow projections and unlevered, ten-year discounted cash flow (“DCF”) analyses from restricted-use appraisals for each of the Company’s operating assets as of December 31, 2019. JLLS prepared a valuation report (the “Valuation Report”), summarizing key information and assumptions and providing an appraised value on 78 assets, consisting of medical office, senior housing and skilled nursing properties (the “Appraised Properties”) wholly and partially owned by the Company as of December 31, 2019, reduced by JLLS’s valuation of the interest held by the Company’s joint venture partners, unaffiliated third parties, with respect to the Central Florida Senior Housing Portfolio (“Central Florida”) and the Pinnacle Portfolio (“Pinnacle”), then adjusting for JLLS’s valuation of the Company’s mortgage loans, term loans and line of credit payables (the “Debt Liabilities”), and JLLS’s estimate of the Advisor’s subordinated participation in net sales proceeds due upon liquidation of the Company’s portfolio. The Valuation Report also included the value consideration of four assets acquired by the Company after October 1, 2019 at the acquisition prices, the Company’s cash, other assets and other liabilities as of December 31, 2019 to calculate an estimated per share NAV of the Company’s common stock. Given that the valuations were conducted as of December 31, 2019, the Valuation Report did not analyze or consider any potential impacts to valuation that may be caused by the COVID-19 pandemic.

Upon the Committee’s receipt and review of the Valuation Report, meeting with representatives from JLLS and consideration of the material assumptions and valuation methodologies applied and described therein, the Committee concluded that the range of $9.28 to $9.99, with a mid-point valuation of $9.75, for the estimated per share NAV of the Company’s Class T and Class I common stock contained in the Valuation Report was reasonable. In light of the uncertainty surrounding the impact of the COVID-19 pandemic on the Company, its residents, its tenants, its operators and its assets, the Advisor recommended that the Committee recommend to the Board maintaining $9.54 as the estimated per share NAV of the Company’s Class T and Class I common stock, rather than establishing $9.75, which is the mid-point of the range of values determined by JLLS in its Valuation Report, as the estimated per share NAV. Consistent with such recommendation, the Committee recommended to the Board that it adopt $9.54 as the estimated per share NAV of the Company’s Class T and Class I common stock. On April 2, 2020, upon the Board’s receipt and review of the Valuation Report, and after considering the uncertainties presented by the COVID-19 pandemic, the Board accepted the recommendation of the Committee and approved $9.54 as the estimated per share NAV of the Company’s Class T and Class I common stock as of December 31, 2019, exclusive of any portfolio premium.

The table below sets forth the calculation of the Company’s estimated per share NAV as of December 31, 2019 and 2018. Certain amounts are reflected net of non-controlling interests, as applicable. Year-over-year amounts may not be directly comparable due to in-period acquisitions, capital investments and changes to the Company’s equity base and share count.

Estimated Per Share NAV

	As of December 31,
	2019		2018
	Estimated Value	Estimated Value Per Share	Estimated Value	Estimated Value Per Share
Appraised Properties and Other Properties(1)	$1,130,167,000	$14.14	$915,567,000	$13.22
Cash and Other Assets	77,724,000	0.97	80,421,000	1.16
Debt Liabilities	(421,055,000)	(5.27)	(292,025,000)	(4.22)
Other Liabilities	(24,591,000)	(0.30)	(43,146,000)	(0.62)
Advisor Subordinated Participation	—	—	—	—
Estimated Net Asset Value	$762,245,000	$9.54	$660,817,000	$9.54

Fully Diluted Shares Outstanding	79,899,874		69,255,179
_____________

(1)
Appraised Properties net of interest held by the Company’s joint venture partners. Other properties, as of December 31, 2019, includes $41,200,000 of properties acquired by the Company after October 1, 2019 at acquisition prices.

NAV Methodology and Key Assumptions

In determining an estimated per share NAV of the Company’s common stock, the Board considered the recommendation of the Committee, the Valuation Report provided by JLLS and information provided by the Advisor, including third-party reports and the Advisor’s current views on the potential impact of the COVID-19 pandemic on the Company, its residents, its tenants, its operators and its assets. The Company’s goal in calculating an estimated per share NAV is to arrive at a value that is reasonable and supportable using what the Committee and the Board each deems to be appropriate valuation methodologies and assumptions.

FINRA’s current rules provide no guidance on the methodology an issuer must use to determine its estimated per share NAV. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete, particularly with respect to the potential future impact of the COVID-19 pandemic on the Company’s portfolio as well as the necessary valuation assumptions underlying the NAV determination, including discount rates, capitalization rates, and interest rates. Different parties with different assumptions and estimates could derive a different estimated per share NAV, and these differences could be significant. Due to the significant uncertainties presented by the COVID-19 pandemic on these assumptions, JLLS did not attempt to speculate on the impact by modifying the assumptions contained in the Valuation Report. The estimated per share NAV is not audited and does not represent the fair value of the Company’s assets less its liabilities according to the United States generally accepted accounting principles (“GAAP”), nor does it represent a liquidation value of the Company’s assets and liabilities or the amount the Company’s shares of common stock would trade at on a national securities exchange. The estimated asset values may not represent current market value or book value. The estimated value of the Appraised Properties does not necessarily represent the value the Company would receive or accept if the assets were marketed for sale. The value of the Company’s shares will fluctuate over time in response to developments related to individual assets in the Company’s portfolio and the management of those assets and in response to the real estate and financial markets, including developments related to the magnitude and duration of the COVID-19 pandemic and its impact on the Company’s business, its residents, its tenants, operators and assets, which are uncertain at this time as the situation continues to evolve globally. The estimated per share NAV does not reflect a discount for the fact that the Company is externally managed, nor does it reflect a real estate portfolio premium/discount compared to the sum of the individual property values. The estimated per share NAV also does not take into account estimated disposition costs and fees for real estate properties or interests therein.

Independent Valuation Firm

JLLS was selected by the Committee to render its Valuation Report as further described below. Jones Lang LaSalle Incorporated (“JLL”) is a New York Stock Exchange-listed, Fortune 500 company with operations in over 80 countries and a leading professional services firm that specializes in real estate and investment management. JLLS, a subsidiary of JLL, is a FINRA registered broker-dealer firm that offers agency leasing, property management, project and development, valuations, capital markets, real estate investment banking and merchant banking, buying and selling properties, and corporate finance services. JLLS and its affiliates possess substantial experience in the valuation of assets similar to those owned by the Company and regularly undertake the valuation of securities in connection with public offerings, private placements, business combinations and similar transactions.

The Company previously engaged CBRE Capital Advisors, Inc. (“CBRE Cap”) as an appraiser to provide its estimate of the per share NAV of the Company’s Class T and Class I common stock calculated as of December 31, 2018 and 2017. The primary personnel that performed such work on behalf of the Company as of December 31, 2018 and 2017 subsequently departed CBRE Cap and became employed by JLLS. As a result, the Company conducted a competitive process and evaluated the proposals of independent appraisers. After such process and evaluation, the Company engaged JLLS, with approval from the Committee, to deliver its Valuation Report to assist in the estimated per share NAV determination as of December 31, 2019. There is no change with respect to the reliability of the estimates provided by CBRE Cap calculated as of December 31, 2018 and 2017.

While the Company, its affiliates and other entities managed or sponsored by affiliates of the Advisor may have engaged or in the future may engage JLLS or its affiliates for services of various kinds, the Company believes that there are no material conflicts of interest with respect to its engagement of JLLS. For the preparation of the Valuation Report, the Company paid JLLS a customary fee for service of this nature, no part of which was contingent relating to the provision of services or specific findings. In addition, the Company has agreed to indemnify JLLS against certain liabilities arising out of this engagement. With the exception of this current engagement and the aforementioned employees of JLLS who were formerly employed by CBRE Cap, neither JLLS nor its affiliates have been engaged by the Company, the Advisor, or their respective affiliates with respect to valuation services. JLLS or its affiliates may from time to time in the future perform similar or other services for the Company or the Advisor or their respective affiliates. The compensation the Company paid to JLLS related to the valuation is based on the scope of work and not on the appraised values of the Appraised Properties or the estimated per share NAV of the Company.

The appraisal of the Company’s real property assets (“MAI Appraisal”) was performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practice, the real estate appraisal industry standards created by The Appraisal Foundation. The MAI Appraisal was commissioned by JLLS from JLL Valuation & Advisory Services. The MAI Appraisal was prepared by personnel who are members of the Appraisal Institute and have the Member of Appraisal Institute (“MAI”) designations. In preparing its Valuation Report, JLLS did not, and was not requested to, solicit third-party indications of interest for the Company’s common stock in connection with possible purchases thereof or the acquisition of all or any part of the Company.

JLLS collected reasonably available material information that it deemed relevant in appraising the Company’s Appraised Properties and Debt Liabilities and estimating the per share NAV of the Company’s common stock. JLLS relied in part on information provided by the Company and the Advisor, including (i) property historical and projected operating revenues, expenses and occupancy; (ii) property lease agreements and/or lease abstracts; (iii) purchase option agreements or summaries; (iv) loan agreements, collateral information and amortization schedules; and (v) information regarding recent or planned capital expenditures. In conducting its investigation and analyses, JLLS took into account customary and accepted financial and commercial procedures and considerations as it deemed relevant. Although JLLS reviewed information supplied or otherwise made available by the Company or the Advisor, it assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and did not independently verify any such information. JLLS has assumed that any operating or financial forecasts and other information and data provided to or otherwise reviewed by or discussed with JLLS were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments (including subjective judgments) of the Company’s management, the Board and/or the Advisor. JLLS relied on the Company to advise it promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. JLLS assumes no obligation to update or otherwise revise these materials. JLLS and its affiliates are not responsible for the accuracy of the information provided to it by the Company and the Advisor.

Although JLLS considered comments received from the Company or the Advisor during the valuation process, the final appraised values of the Company’s Appraised Properties, including the estimated value of the Company’s joint venture interests and Debt Liabilities in the Valuation Report, were determined by JLLS. The Valuation Report was based upon market, economic, financial and other information, circumstances and conditions existing prior to December 31, 2019, and any material change in such information, circumstances or conditions, including the impact of the COVID-19 pandemic, the extent of which is unknown, may have a material effect on the estimated per share NAV. The Valuation Report is addressed solely to the Committee to assist it in calculating and recommending to the Board an estimated per share NAV of the Company’s common stock. The Valuation Report is not addressed to the public, may not be and should not be relied upon by any other person to establish an estimated per share NAV of the Company’s common stock, and does not constitute a recommendation by JLLS to any person to purchase or sell any shares of the Company’s common stock and should not be represented as such. Neither JLLS nor any of its affiliates, including JLL Valuation & Advisory Services, is responsible for or participated in the Board’s determination of the estimated per share NAV of the Company’s common stock, the price of shares repurchased pursuant to the Company’s SRP or the offering price of shares sold pursuant to the Company’s DRIP.

In performing its analyses, JLLS made numerous assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are necessarily subject to change and beyond the control of JLLS and the Company. The analyses performed by JLLS are not necessarily indicative of actual values, trading values or actual future results of the Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. JLLS relied on the appraisals and valuations of real properties conducted by JLL Valuation & Advisory Services, and JLLS’s analyses do not purport to be standalone appraisals or to reflect the prices at which the properties may actually be sold, and such estimates are inherently subject to uncertainty. The actual value of the Company’s common stock may vary significantly depending on numerous factors that generally impact the price of securities, the financial condition of the Company and the state of the real estate industry more generally. Accordingly, with respect to the estimated per share NAV of the Company’s common stock, neither the Company nor JLLS can give any assurance that:

•	a stockholder would be able to resell his or her shares at the estimated per share NAV of the Company;

•
a stockholder would ultimately realize distributions per share equal to the estimated per share NAV of the Company upon liquidation of the Company’s assets and settlement of the Company’s liabilities or a sale of the Company;

•	the Company’s shares would trade at a price equal to or greater than the estimated per share NAV of the Company’s common stock if the Company listed them on a national securities exchange;

•	a third party would acquire the Company at a value equal to or greater than the estimated per share NAV of the Company’s common stock; or

•
the methodology used to establish the estimated per share NAV of the Company’s common stock would be acceptable to FINRA or under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for compliance with its reporting requirements.

In addition, the estimated per share NAV of the Company’s common stock does not reflect “enterprise value” which may include an adjustment for:

•	the large size of the Company’s portfolio given that some buyers may be willing to pay more for a large portfolio than they are willing to pay for each property in the portfolio separately;

•	any other intangible value associated with a going concern; or

•	the possibility that the Company’s shares could trade at a premium or a discount to net asset value if the Company listed its shares on a national securities exchange.

Furthermore, because the estimated per share NAV is intended to reflect the estimated value on the date that the per share NAV is determined, the estimated per share NAV of $9.54 for the Class T common stock does not reflect any obligation to pay future stockholder servicing fees that may potentially become payable after December 31, 2019. As a result, the estimated liability for future stockholder servicing fees, which is accrued at the time each share is sold, has no effect on the per share NAV for shares of Class T common stock.

The opinions of value expressed in the appraisals prepared by JLL Valuation & Advisory Services are based on estimates and forecasts that are prospective in nature. Due to the COVID-19 pandemic, there is risk and uncertainty in the financial markets. The impact of the COVID-19 pandemic on the value of the Company’s assets may be significant and will largely depend on future developments, which are highly uncertain and cannot be predicted. In order to control further outbreak of this virus, senior housing and healthcare property owners are implementing precautions that include screening visitors and implementing restrictions on entry for visitors that are not essential healthcare staff. Several states have already set mandates regarding access to senior living communities. These and other measures that may be taken to control further outbreak of the virus may cause the performance of the Company’s assets to materially differ from JLLS’s assumptions within the appraisals. Although JLLS is of the opinion that its findings are reasonable based on available evidence, JLLS is not responsible for the effects of future occurrences that cannot be reasonably foreseen or accurately determined at this time. The COVID-19 pandemic is expected to disrupt financial markets which may have an impact on the assumptions in the Valuation Report and negatively impact values, including assumed discount rates, capitalization rates, and interest rates. The extent of this impact is unknown at this time.

After review of the range contained in JLLS’s Valuation Report, and in consideration of the factors described above, including the potential impact of the COVID-19 pandemic, the Board used an aggregate value of the Appraised Properties and other properties as of December 31, 2019 of approximately $1,130,167,000, to determine the Company’s estimated per share NAV, compared with an aggregate initial investment of $1,022,889,000.

The foregoing is a summary of the standard assumptions, qualifications, and limitations that generally apply to the Valuation Report. The Valuation Report, including the analysis, opinions, and conclusions set forth in such report, is qualified by the assumptions, qualifications, and limitations set forth in the report.

Independent Valuation Firm Methodology

Valuation of Appraised Properties

To estimate the value of the Appraised Properties, JLLS conducted an appraisal for the 78 Appraised Properties, consisting of 39 medical office properties and 28 senior housing and care properties wholly owned by the Company, as well as 11 senior housing properties operated utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”) owned in joint ventures with a minority partner.

In preparing the Valuation Report, JLLS, among other things:

•	reviewed financial and operating information requested from or provided by the Company and the Advisor;

•
reviewed and discussed with senior management of the Company and its Advisor the historical and anticipated future financial performance of the Company’s properties, including forecasts prepared by the Company and the Advisor;

•	commissioned the MAI Appraisals and performed analyses and studies for the properties;

•	conducted or reviewed JLLS proprietary research, including market and sector capitalization rate surveys;

•	reviewed third-party research, including Wall Street equity reports and online data providers;

•	compared financial information of the Company to similar information of companies that JLLS deemed to be comparable;

•	reviewed the Company’s reports filed with the SEC; and

•	reviewed the Company’s audited financial statements for the period ended December 31, 2019.

In determining its value opinion of each of the Appraised Properties, JLLS utilized all information that it deemed relevant, including information from the Advisor and its own data sources, including trends in capitalization rates, leasing rates and other economic factors. In conducting its appraisals of the Appraised Properties, and pursuant to its engagement, JLLS utilized an unlevered, ten-year DCF analysis from MAI Appraisals. The terminal capitalization rate method was used to calculate the terminal value of the asset, with such rate based on MAI Appraisals and the specific geographic location of the assets and other relevant factors. In selecting each capitalization rate, JLLS took into account, among other factors, prevailing capitalization rates in the applicable property sector, the property’s location, age and condition, the property’s operating trends and, for net leased properties, the lease coverage ratios, and other unique property factors. In applying the DCF analysis, a market discount rate and terminal capitalization rate was applied to multi-year property projections which factored in, among other things, the leases encumbering the properties, market conditions with respect to lease-up or releasing and property historical and projected operating trends. As applicable, JLLS adjusted the capitalized value of each of the Appraised Properties for any excess land, deferred maintenance or capital needs, rent abatements and lease-up costs to estimate the “as-is” value of each of the Appraised Properties. JLLS then adjusted the “as-is” property values, as appropriate, for the Company’s allocable ownership interest in the Appraised Properties to account for the interests of any third-party investment partners, including any priority distributions. JLLS then applied the terms of the Central Florida and Pinnacle joint venture agreements, including any distribution priorities and factoring in the value of the promote given to the joint venture partners, to its Central Florida and Pinnacle equity value estimates to establish the value of the Company’s Central Florida and Pinnacle interests. JLLS’s Appraisal Report was certified by an appraiser licensed in each state in which the Appraised Properties were located.

After review of the range contained in JLLS’s Valuation Report, and in consideration of the factors described above, including the potential impact of the COVID-19 pandemic, the Board used an aggregate estimated value of the Appraised Properties and other properties as of December 31, 2019 of approximately $1,130,167,000, to determine the Company’s estimated per share NAV. The following summarizes the key assumptions that were used in the DCF analyses to arrive at the value of the Appraised Properties as of December 31, 2019:

Assumptions	Range
Discount Rates
Medical Office Buildings	7.06% - 7.43%
Senior Housing and Care Properties	8.66% - 9.11%
Senior Housing Properties — RIDEA/Partially Owned Properties	8.01% - 8.42%

Terminal Capitalization Rates
Medical Office Buildings	6.59% - 6.93%
Senior Housing and Care Properties	7.92% - 8.32%
Senior Housing Properties — RIDEA/Partially Owned Properties	7.28% - 7.65%

Valuation of Debt Liabilities

The estimated value of the Debt Liabilities was determined by JLLS by applying a DCF analysis over the projected remaining term of each debt liability. The cash flows used in the DCF analysis were based on the loan’s contractual agreement and corresponding interest and principal payments. The expected cash flow was then discounted at an interest rate that JLLS deemed appropriate based on what JLLS determined a current market participant, as of December 31, 2019, would require for instruments with similar collateral and duration assuming an orderly market environment, taking into account items such as remaining loan term, loan-to-value ratio, collateral type, debt service coverage, security position, prepayment provisions and other factors deemed relevant, as available.

Cash, Other Assets and Other Liabilities

To derive the estimated per share NAV, JLLS increased or decreased the estimated value of the Appraised Properties, including the Central Florida and Pinnacle interests and Debt Liabilities, accordingly, by the Company’s other assets and other liabilities included in the Company’s December 31, 2019 balance sheet. Included in other assets is the Company’s equity investment that is comprised of an approximately 6% interest in a joint venture that owns approximately 97% of Trilogy Investors, LLC (“Trilogy”), the parent company of Trilogy Health Services, LLC, which owns and operates integrated senior health campuses and ancillary businesses. The estimated value of this equity investment was determined based on opinions provided by another third-party valuation firm. Other than an equity investment included in the Company’s other assets, the carrying value of a majority of the Company’s other assets and other liabilities are considered to equal their fair value due to their short maturities or liquid nature. Certain balances, such as operating lease right-of-use assets and lease liabilities, straight-line rent receivables, lease intangible assets and liabilities, deferred financing costs, unamortized lease commissions, and unamortized lease incentives, have been eliminated for the purpose of the valuation due to the fact that the value of those balances were already considered in the valuation of the respective investments or liabilities.

Advisor Subordinated Participation

The estimated per share NAV was calculated by JLLS net of the Advisor’s subordinated participation in net sales proceeds in the event of a liquidation of the portfolio, which the Company advised JLLS was equal to 15.0% of net sales proceeds after stockholders are paid a full return of capital plus an annual 6.0% cumulative, non-compounded return. As of December 31, 2019, JLLS attributed no value to the Advisor’s subordinated participation in net sales proceeds in the event of a liquidation of the portfolio.

The Board’s Determination of the Estimated Per Share NAV

On April 1, 2020, JLLS delivered its final Valuation Report to the Committee that contained a range for the Company’s estimated per share NAV of $9.28 to $9.99, with a mid-point valuation of $9.75. The Committee was given an opportunity to confer with the Advisor and JLLS regarding the methodologies and assumptions used therein. In consideration of the factors described above, including the potential impact of the COVID-19 pandemic, the Advisor recommended that the Committee recommend to the Board $9.54 as the estimated per share NAV of the Company’s Class T and Class I common stock. On April 2, 2020, the Committee then recommended that the Board establish $9.54 as the estimated per share NAV of the Company’s Class T and Class I common stock, which value is within the range, but below the $9.75 mid-point of the range of values determined by JLLS. The Board is ultimately and solely responsible for the establishment of the estimated per share NAV of the Company’s Class T and Class I common stock. In arriving at its determination of the estimated per share NAV, the Board considered all information provided by JLLS and the Advisor in light of its own familiarity with the Company’s assets and unanimously approved the estimated value recommended by the Committee, or an estimated per share NAV of the Company’s Class T and Class I common stock of $9.54.

Sensitivity Analysis

Changes to the key assumptions used to arrive at the estimated per share NAV range, including the capitalization rates and discount rates used to value the Appraised Properties, the Central Florida and Pinnacle interests and Debt Liabilities, could have a significant impact on the underlying value of the Company’s assets. The following table presents the impact on the mid-point of the range of values determined by JLLS resulting from a 2.5% increase and decrease to the discount rates and terminal capitalization rates discussed in the Valuation Methodology above, which represents a 5.0% sensitivity analysis.

Increase (Decrease) on the Estimated per Share NAV Due to:

	Decrease of 2.5%	Increase of 2.5%
Terminal capitalization rate	$0.17	$(0.21)
Discount rate	$0.18	$(0.16)

Limitations and Risks of Estimated Per Share NAV

As with any valuation, the methodologies used by the Board to determine the estimated per share NAV are based upon a number of estimates, assumptions, judgments and opinions that may prove later to be inaccurate or incomplete. Further, different market participants using different assumptions and estimates could derive different estimated values.

Although the Board relied on estimated values of the Company’s assets and liabilities in establishing the estimated per share NAV, the estimated per share NAV may bear no relationship to the Company’s book value as determined by GAAP, as the Company’s book value for most real estate is based on the amortized cost of the property, subject to certain adjustments. In addition, the estimated per share NAV may not represent the price at which the shares of the Company’s common stock would trade on a national securities exchange, the amount realized in a sale, merger or liquidation of the Company or the amount a stockholder would realize in a private sale of shares.

Furthermore, in reaching an estimated per share NAV of the Company’s shares, the Board did not include a discount for debt that may include a prepayment obligation or a provision precluding assumption of the debt by a third party. In addition, costs that are likely to be incurred in connection with an appropriate exit strategy, whether that strategy involves a listing of the Company’s shares of common stock on a national securities exchange, a merger of the Company, or a sale of the Company’s portfolio, were not included in the Board’s estimate of the per share NAV of the Company’s shares.

The estimated value of the Company’s assets and liabilities is as of a specific date and such value is expected to fluctuate over time in response to future events, including but not limited to, changes to commercial real estate values, particularly healthcare-related real estate (including, but not limited to, changes to real estate values as a result of the current COVID-19 pandemic), changes in market interest rates for real estate debt, changes in capitalization rates, rental and growth rates, changes in laws or regulations impacting the healthcare industry, demographic changes, returns on competing investments, changes in the amount of distributions on the Company’s common stock, repurchases of the Company’s common stock, the proceeds obtained for any common stock or other transactions, local and national economic factors and the factors specified in Part I, Item 1A, Risk Factors, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. There is no assurance that the methodologies used to establish the estimated per share NAV would be acceptable to FINRA or in compliance with ERISA guidelines with respect to their reporting requirements.

Revised Distribution Reinvestment Plan Share Price

Pursuant to the DRIP, distributions will be reinvested in shares of the Company’s Class T and Class I common stock at a price per share equal to the most recent estimated value of one share of the Company’s Class T common stock, as determined by the Board. Accordingly, shares of the Company’s Class T and Class I common stock issued pursuant to the DRIP will continue to be issued at $9.54 per share until such time as the Board determines an updated estimated per share NAV. Stockholders who presently participate in the DRIP do not need to take any action to continue their participation in the DRIP.

Share Repurchase Plan

Pursuant to the Company’s SRP, the “Repurchase Amount” that will be used to calculate the price at which shares will be repurchased will continue to be equal to the lesser of: (i) the amount per share that a stockholder paid for its shares of the Company’s common stock; or (ii) the most recent estimated value of one share of the applicable class of common stock as determined by the Board (which remains $9.54 per share for the Company’s Class T and Class I common stock). Notwithstanding the foregoing, shares repurchased in connection with a stockholder’s death or qualifying disability will continue to be repurchased at a price per share equal to 100% of the amount per share the stockholder paid for its shares of the Company’s common stock. Please also see “Partial Suspension of Share Repurchase Plan” section below.

CHANGE IN DISTRIBUTIONS AND PARTIAL SUSPENSION OF SHARE REPURCHASE PLAN

Due to the impact the COVID-19 pandemic has had on the United States and globally, and the uncertainty of the severity and duration of the pandemic and its effects, the Board has decided to take steps to protect the Company’s capital and maximize the Company’s liquidity to strengthen the long-term financial prospects of the Company by decreasing its distribution to stockholders and partially suspending its SRP. For further details, please see below and refer to the letter to stockholders, attached to this Current Report on Form 8-K as Exhibit 99.1.

Distributions

On March 31, 2020, the Board authorized a daily distribution to the Company’s Class T and Class I stockholders of record as of the close of business on each day of the period commencing on April 1, 2020 and ending on April 30, 2020. The daily distributions will be calculated based on 365 days in the calendar year and will be equal to $0.001095890 per share of the Company’s common stock, which is equal to an annualized distribution rate of $0.40 per share, a decrease from the annualized rate of $0.60 per share previously paid by the Company, for the reasons discussed above. The distributions will be aggregated and paid in cash or shares of the Company’s common stock pursuant to the DRIP, on a monthly basis, in May 2020, only from legally available funds.

Partial Suspension of Share Repurchase Plan

Effective with respect to share repurchase requests submitted for repurchase during the second quarter 2020, the Board has suspended the Company’s SRP with respect to all repurchase requests other than repurchases resulting from the death or qualifying disability of stockholders. Repurchase requests resulting from the death or qualifying disability of stockholders are not suspended, but shall remain subject to all terms and conditions of the SRP, including the Board’s discretion to determine whether the Company has sufficient funds available to repurchase any shares. The Board shall determine if and when it is in the best interest of the Company and its stockholders to reinstate the SRP for additional stockholders.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, the estimated per share NAV of the Company’s common stock, the effects of the COVID-19 pandemic, the Company’s expectations regarding the Company’s future operations and long-term financial prospects, changes to the Company’s distribution policy and changes to the Company’s SRP. JLLS relied on forward-looking information, some of which was provided by or on behalf of the Company, in preparing its valuation materials. Therefore, neither such statements nor JLLS’s valuation materials are intended to, nor shall they, serve as a guarantee of the Company’s performance in future periods. You can identify these forward-looking statements by the use of words such as “believes,” “expects,” “will,” “should,” “projects,” “intends,” “estimates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to the following: the Company’s strength and financial condition and uncertainties relating to the financial strength of the Company’s current and future real estate investments and their tenants; uncertainties relating to the Company’s ability to successfully pursue the Company’s strategic plan; uncertainties relating to the local economies where the Company’s real estate investments are located; uncertainties relating to changes in general economic and real estate conditions, including changes as a result of the COVID-19 pandemic; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of the Company’s real estate investment strategy, and those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated per share NAV.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Griffin-American Healthcare REIT IV, Inc. Letter to Stockholders dated April 3, 2020
99.2	Consent of Jones Lang LaSalle Securities, LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.

April 3, 2020	By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer